SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 22, 2005

COMCAST CORPORATION

(Exact Name of Registrant
as Specified in Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-50093	27-0000798
(Commission File Number)	(IRS Employer Identification No.)

1500 Market Street
Philadelphia, PA	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 665-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 22, 2005, we entered into a new employment agreement with Mr. Stephen B. Burke, our Executive Vice President and Chief Operating Officer, and President of our Cable Division.  The new agreement is effective as of November 1, 2005.  The Compensation Committee of our Board reviewed and unanimously approved the terms and conditions of the new agreement, following a report from the Company’s compensation consultants, Mercer Human Resources.

Under the new agreement, which expires on December 31, 2010, Mr. Burke will be entitled to a base salary of $2,000,000 and a cash bonus in an amount not less than 300% of base salary based on achievement of performance goals.  The agreement further entitles Mr. Burke to receive a credit each year to our deferred compensation plan of a specified amount.  For 2005, the credit is $1,680,000.

Mr. Burke did not receive any “signing bonus,” grant of stock options or restricted stock units or other special one-time compensation for entering into the agreement.

A copy of Mr. Burke’s new agreement is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.1	Employment Agreement with Stephen B. Burke dated November 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	November 23, 2005	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Senior Vice President, General Counsel and Secretary